SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act
Date of Report: January 11, 2006
(Date of Earliest Event Reported)
INCOME OPPORTUNITY REALTY INVESTORS, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada (State or other jurisdiction of incorporation)	001-14784 (Commission File No.)	75-2615944 (I.R.S. Employer Identification No.)
1755 Wittington Place, Suite 340
Dallas, Texas 75234
(Address of principal executive offices)
214-750-5800
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
     (a) At the Annual Meeting of Stockholders of Income Opportunity Realty Investors, Inc. (“IOT” or the “Registrant”) held on December 15, 2005, the stockholders approved a proposal to amend the Articles of Incorporation to increase the authorized number of shares of Common Stock to 100,000,000 shares, and to increase the authorized number of shares of Preferred Stock to 10,000,000 shares, each with a par value $0.01 per share.
     IOT filed a Certificate of Amendment with the Secretary of State of Nevada amending the Articles of Incorporation to reflect the increased authorization in the number of shares of Common Stock and Preferred Stock on January 11, 2006. The effect of the Amendment to the Articles of Incorporation is to increase the number of authorized shares of Common Stock to 100,000,000 shares from 10,000,000 shares, and to increase the authorized number of shares of Preferred Stock from 1,000,000 shares to 10,000,000 shares.
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits.
     The following are filed herewith as exhibits or incorporated by references indicated below:

Exhibit
Designation	Description of Exhibit

3.2*	Certificate of Amendment to the Articles of Incorporation of Income Opportunity Realty Investors, Inc. as filed with and approved by the Secretary of State of Nevada on January 11, 2006.

*	Filed herewith.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly-caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly-authorized.

Dated: January 12, 2006	Income Opportunity Realty Investors, Inc.
	By:	/s/ Steven A. Abney
Steven A. Abney, Executive Vice President and
Chief Financial Officer and Acting Principal Executive Officer